UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2020, Neonode (“Neonode” or the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with institutional and accredited investors as part of a private placement (the “Private Placement”).

The closing of the Private Placement occurred on August 7, 2020.

Pursuant to the Securities Purchase Agreement, Neonode issued a total of 1,611,845 shares of common stock (the “Common Shares”) at a price of $6.50 per Common Share, and a total of 3,415 shares with a conversion price of $6.50 per share and a stated value of $1,000 of Series C-1 convertible preferred stock (the “Series C-1 Preferred Shares”) and Series C-2 convertible preferred stock (the “Series C-2 Preferred Shares”), for an aggregate purchase price of $13.9 million in gross proceeds.

The Series C-1 Preferred Shares and Series C-2 Preferred Shares are substantially the same, except the conversion of the Series C-2 Preferred Shares requires Additional Shareholder Approval as described below. Ulf Rosberg and Peter Lindell, directors of Neonode, and Urban Forssell, the Chief Executive Officer of Neonode (together, the “Insiders”) purchased an aggregate of $3.05 million of the Series C-2 Preferred Shares pursuant to the Securities Purchase Agreement.

Further, pursuant to the Securities Purchase Agreement, Neonode agreed to issue an additional 1,034 shares of Series C-2 Preferred Shares to Ulf Rosberg and Peter Lindell to repay an aggregate of $1.03 million of outstanding indebtedness owed to them under loan agreements dated June 17, 2020, as described in the Current Report on Form 8-K filed by Neonode with the Securities and Exchange Commission (the “SEC”) on June 22, 2020.

The net proceeds of the Private Placement will be used for working capital purposes.

On August 6, 2020, in connection with the Private Placement, Neonode designated (i) 365 shares of its authorized and unissued preferred stock as Series C-1 Preferred Shares by filing a Series C-1 Certificate of Designation of Preferences, Rights and Limitations (the “Series C-1 Certificate of Designation”) with the Secretary of State of the State of Delaware and (ii) 4,084 shares of its authorized and unissued preferred stock as Series C-2 Preferred Shares by filing a Series C-2 Certificate of Designation of Preferences, Rights and Limitations (the “Series C-2 Certificate of Designation”) with the Secretary of State of the State of Delaware.

The Series C-1 Preferred Shares and Series C-2 Preferred Shares (together, the “Preferred Shares”) are convertible into 684,378 shares of Neonode common stock, subject to adjustment and limitations as provided in the Series C-1 Certificate of Designation and the Series C-2 Certificate of Designation. The Series C-1 Preferred Shares and the Series C-2 Preferred Shares have no voting rights, however, under certain circumstances provided therein, the Company may not alter, change or amend the Series C-1 Certificate of Designation and Series C-2 Certificate of Designation without the affirmative vote of a majority of the then outstanding Series C-1 Preferred Shares and Series C-2 Preferred Shares, respectively. The holders of the Preferred Shares are entitled to receive dividends at the rate per share of 5% per annum, payable quarterly and on the conversion date. In the event of any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Shares will participate pari passu with the holders of the Company’s common stock, on an as-converted basis.

Pursuant to the Securities Purchase Agreement and in accordance with Nasdaq listing rules, Neonode will seek shareholder approval with respect to the Private Placement (the “Shareholder Approval”) and the issuance of Series C-2 Preferred Shares to the Insiders (the “Additional Shareholder Approval”). Also pursuant to the Securities Purchase Agreement, the directors and executive officers of Neonode have entered into a voting agreement to vote the shares, if any, of Neonode common stock over which such persons have voting control, as of the record date for the meeting of stockholders of Neonode, in favor of Shareholder Approval. The Series C-1 Preferred Shares upon Shareholder Approval, and the Series C-2 Preferred Shares upon Shareholder Approval and Additional Shareholder Approval, will automatically convert into shares of common stock of Neonode.

In connection with the Securities Purchase Agreement, Neonode entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which Neonode will file a registration statement with the SEC relating to the offer and sale by the holders of the Common Shares, and the shares of common stock underlying the Series C-1 Preferred Shares and the Series C-2 Preferred Shares. Pursuant to the Registration Rights Agreement, Neonode is obligated to file the registration statement within 30 calendar days and to use reasonable best efforts to cause the registration statement to be declared effective within 75 calendar days or 105 calendar days in the case of a full review by the SEC. Failure to meet those and related obligations, or failure to maintain the effective registration of the Common Shares and the shares of common stock underlying the Preferred Shares will subject Neonode to payment for liquidated damages.

Pursuant to the terms of the Securities Purchase Agreement, Neonode has agreed that, until 90 days following the earlier of the required date or the actual date of effectiveness of the registration statement described above, Neonode will not announce, issue, or enter into any agreement to issue any shares of Neonode common stock or equivalents, subject to certain exceptions including securities issuable pursuant to the Securities Purchase Agreement or pursuant to exercises, exchanges, or conversions of Neonode’s outstanding securities on the date of the Securities Purchase Agreement, issuances pursuant to any employee benefit plan of Neonode, and issuances pursuant to acquisitions or strategic transactions. In addition, Neonode has agreed not to enter into any “Variable Rate Transaction” as defined in the Securities Purchase Agreement for a period of two years.

Copies of the Series C-1 Certificate of Designation, the Series C-2 Certificate of Designation, the Securities Purchase Agreement, and the Registration Rights Agreement, are filed as Exhibit 3.1.1, Exhibit 3.1.2, Exhibit 10.1, and Exhibit 10.2 hereto, and are incorporated herein by reference. The foregoing summaries of each of the transaction documents, including the Preferred Shares, are qualified in their entirety by reference to such documents. The representations, warranties and covenants made by the Company in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to other persons. Further, such representations, warranties and covenants were made as of August 5, 2020 and accordingly should not be relied on as accurately representing the current state of the Company’s affairs.

Additional Information and Where to Find It

The Company will file with the SEC and mail to its stockholders a proxy statement in connection with the Private Placement. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PRIVATE PLACEMENT, AND RELATED MATTERS. INVESTORS AND OTHER SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. Investors and other security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov. In addition, Investors and other security holders will be able to obtain free copies of the proxy statement from the Company by contacting the Secretary of the Company at +46 (0) 8 667 17 17. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to Private Placement. Additional information regarding interests of such participants is included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, which was filed with the SEC on March 11, 2020 and amended on April 29, 2020.

Cautionary Note on Forward-Looking Statements

This Current Report contains forward-looking statements that are subject to a number of risks and uncertainties related to Neonode. Actual results may differ materially from those set forth herein due to risks and uncertainties detailed in the risk factors included in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and in other filings with the SEC made by Neonode. Except as required by law, Neonode undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

The Common Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, and the shares of common stock underlying the Series C-1 Preferred Shares and the Series C-2 Preferred Shares (together, the “Shares”) were offered, issued, and will be issued pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering.

In connection with the sale of the Shares, Neonode paid a fee to a placement agent of $659,070.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

On August 5, 2020, Neonode issued a press release announcing the Private Placement described in Item 1.01 and Item 3.02 of this Report. A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1.C.1	Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock, dated August 6, 2020
3.1.C.2	Certificate of Designation of Preferences, Rights and Limitations of Series C-2 Convertible Preferred Stock, dated August 6, 2020
10.1	Securities Purchase Agreement, dated as of August 5, 2020
10.2	Registration Rights Agreement, dated as of August 5, 2020
99.1	Press Release dated August 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: August 10, 2020	By:	/s/ Maria Ek
Name: Maria Ek
Title: Chief Financial Officer

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